SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) January 29, 2010

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information set forth below in “Item 2.01 — Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On January 29, 2010, Crystal River Capital, Inc. (the “Company”) entered into an  Exchange Agreement (the “Agreement”), with Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd. (together, “Taberna”), pursuant to which the Company exchanged certain of its assets described below for the outstanding $50,000,000 aggregate liquidation preference of preferred beneficial interests (the “Trust Preferred Securities”) issued by Crystal River Preferred Trust I, a Delaware statutory trust (the “Trust”) and backed by $51,550,000 aggregate principal amount of Junior Subordinated Notes due 2037 (the “Notes”) issued under that certain indenture (the “Indenture”), dated as of March 20, 2007, between the Company and The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association). Immediately following the closing of the transaction contemplated by the Agreement, the Notes were cancelled, the Indenture was discharged and the Trust was dissolved.

Pursuant to the Agreement, the Company transferred and assigned to Taberna two real estate loans and a CMBS bond (collectively, the “Assets”), which collectively had an aggregate carrying value for accounting purposes on the Company’s financial statements of approximately $7.6 million as of September 30, 2009, and the Company also paid to Taberna a $1,000,000 exchange fee. The Company also paid $500,000 to cover all costs and expenses that were incurred by the collateral manager for the Preferred Holders, the indenture trustee and their respective advisors.

The foregoing description is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which the Company intends to file in March 2010.

Item 7.01               Regulation FD Disclosure.

A copy of the Company’s press release regarding the transaction discussed in Item 2.01 above is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Item 7.01 disclosure will not be deemed an admission as to the materiality of any information in this Item 7.01 of this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 4, 2010, entitled “Crystal River Announces the Completion of the Exchange and Discharge of Its Trust Preferred Securities”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

	By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Treasurer

Date: February 4, 2010

EXHIBIT INDEX

Exhibit

99.1	Press Release, dated February 4, 2010, entitled “Crystal River Announces the Completion of the Exchange and Discharge of Its Trust Preferred Securities”